UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 9, 2008


                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     NEVADA
                                ----------------
                 (State or other jurisdiction of incorporation)



          1-14244                                        84-1214736
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   (Commission File Number)                 (I.R.S. Employer Identification No.)


    1111 EAST TAHQUITZ CANYON WAY, SUITE 110, PALM SPRINGS, CALIFORNIA 92262
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               (Address of principal executive offices) (Zip Code)

                                 (760) 327-5284
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              (Registrant's telephone number, including area code)


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              (Former name, former address and former fiscal year,
                         if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR240.13e-4(c))

SECTION 2. FINANCIAL INFORMATION

         Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         On or about May 9, 2008, dated as of May 1, 2008, Environmental Service Professionals, Inc., a Nevada corporation (the "Company" or the "Borrower") entered into a Loan and Security Agreement (the "Agreement") with Siena Investment Resources, LLC, a Nevada limited liability company (the "Lender"). Pursuant to the terms of the Agreement, the Lender agreed to make a loan to the Borrow in the principal sum of up to ten million dollars ($10,000,000) to be evidenced by a secured convertible promissory note, a copy of which is attached to this report as Exhibit B to Exhibit 10.1 (the "Note"), at each Closing (as that term is defined in the Agreement). Each Note will bear interest at the simple rate of 10% per annum. Interest will be pre-payable in advance for each year after each Closing and thereafter on each anniversary date of each Closing during the term of a Note, unless and to the extent that Note is converted into the Borrower's equity securities. Any interest not paid when due will be added to the principal and will thereafter bear like interest as the principal of the Note. Unless a Note is earlier converted into equity securities of the Borrower as provided in the Note, on April 30, 2011 (the "Maturity Date"), the entire outstanding principal balance of the Note, all accrued and unpaid interest thereon, if any, and all other monetary obligations will be due and payable by the Company to the Lender.

         The Lender will have the right at any time until the Maturity Date, provided the Lender gives the Borrower written notice of the Lender's election to convert prior to any prepayment of a Note by the Borrower with respect to converting that portion of the Note covered by the prepayment, to convert all or any portion of up to 20% of the outstanding principal and accrued interest (the "Conversion Amount"), into such number of fully paid and nonassessable shares of the Borrower's common stock as is determined by dividing the Conversion Amount by fifty-eight cents ($0.58). For each share of Borrower's common stock so issued upon conversion, the Borrower will also issue to Lender one warrant to purchase one additional share of the Borrower's common stock for a purchase price of $0.75 per share for a period of three years from the date of the issuance of the warrant. With respect to any shares of common stock obtained by the Lender through the conversion of a Note ("Registrable Securities"), if the Borrower determines to register any of its securities for its own account, other than a registration relating to (a) any employee benefit plans, (b) a corporate reorganization or Rule 145 transaction or (c) any registration form which does not permit secondary sales, the Borrower shall promptly give written notice to the Lender and include in such registration (and any related qualification under blue sky laws) and in any underwriting involved therein, the number of shares of Registrable Securities specified in a written request made by the Lender within ten (10) days after receipt of such written notice from the Borrower (the "Piggyback Registration Right"). Notwithstanding anything else herein to the contrary, if the representative of the underwriters in any underwritten registration advises the Borrower in writing that marketing factors require a limitation of the number of Registrable Securities to be underwritten, the representative may exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting

         The Company plans to draw down $6,500,000 on the Loan on or about May 30, 2008. A copy of the Agreement is attached to this Report as Exhibit 10.1.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

         (d)      Exhibits

                    10.1.Loan  and  Security  Agreement  between   Environmental
                         Service   Professionals,   Inc.  and  Siena  Investment
                         Resources, LLC.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.
                                  (Registrant)

Date:  May 15, 2008


                           /s/  Edward Torres, Chief Executive Officer
                           ---------------------------------------------
                           Edward Torres, Chief Executive Officer